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                                                                   EXHIBIT 10.16


                        [THE IRVINE COMPANY LETTERHEAD]

June 8, 1999


Mr. David A. Patty
Irvine Apartment Communities, L.P.
550 Newport Center Drive
Newport Beach, California 92660

RE: FUNDING AGREEMENT

Dear Sir:

This letter will serve to confirm the agreement of The Irvine Company ("TIC") to fund certain costs and shortfalls in net operating income incurred by Irvine Apartment Communities, L.P. ("IAC") in connection with the development and operation of the apartment projects listed on Exhibit A attached to this letter (individually, a "Property" and collectively, the "Properties") on the following terms and conditions:

         1. Upon receipt of a written request for funds, accompanied by the information set forth herein, TIC, in its capacity as a member of TIC Acquisition LLC ("TICALLC"), the general partner of IAC, will contribute to TICALLC and will cause TICALLC to contribute to IAC, such amounts as may be necessary to pay all 'Construction Cost Overruns'. As used herein, the term 'Construction Cost Overruns' means an amount equal to (i) the total cost actually incurred by IAC to complete the construction of apartment units and related improvements on the Properties, minus (ii) the amount budgeted for such construction as reflected on the applicable construction budgets approved by either the Board of Directors of Irvine Apartment Communities, Inc. (predecessor to TICALLC) ("IAC, Inc.") or the Board of Directors or Executive Committee of the Board of Directors of TIC (individually, the "Budgeted Amount" and collectively, the "Budgeted Amounts"). A request for funds may be made at any time, and from time to time (but not more frequently than monthly), after the costs actually incurred by IAC with respect to the development of a Property exceeds the Budgeted Amount for such Property and shall be accompanied by the construction budget for such Property as approved by the applicable Board of Directors or Executive Committee, as the

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Irvine Apartment Communities, L.P.
June 8, 1999
Page 2

case may be, and a variance report, by line item, reflecting actual costs incurred. An apartment project shall be deemed to be "complete" at the time a final certificate of occupancy has been issued for all of the improvements to be constructed on the Property. IAC will use the funds contributed by TICALLC pursuant to this Paragraph 1 for the purposes of paying Construction Cost Overruns and for no other purpose.

         2. Upon receipt of a written request for funds, accompanied by the information set forth herein, TIC, in its capacity as a member of TIC Acquisition LLC ("TICALLC"), the general partner of IAC, will contribute to TICALLC and will cause TICALLC to contribute to IAC, the 'Shortfall Amount'. As used herein, the term 'Shortfall Amount' means, with respect to each Property, a positive amount equal to (i) pro forma stabilized net operating income for the applicable Property as reflected on the budget for the development of the Property approved by the Board of Directors of IAC, Inc. or the Board of Directors or Executive Committee of TIC, minus (ii) the net operating income actually received by IAC from the operation of such Property. A request for contribution of the Shortfall Amount may be made at any time, and from time to time (but not more frequently than monthly), during the 'Stabilization Period'. As used herein, the term 'Stabilization Period' means a period beginning on the date a final certificate of occupancy has been used for all improvements to be constructed on the applicable Property and ending on the date which is the earlier of (a) 24 months after the date such final certificate of occupancy was issued and (b) 12 months after the date on which the apartment units on the applicable Property have been 95% occupied for 30 consecutive days. Any request for funds made pursuant to this Paragraph 2 shall be accompanied by the pro forma statement of stabilized net operating income as approved by the applicable Board of Directors or Executive Committee, as the case may be, a statement of net operating income actually received by IAC from the operation of the applicable property during the period in which a shortfall in net operating income is claimed and a calculation of the Shortfall Amount.

         3. In return for TIC's agreement to provide funds as set forth herein, IAC shall pay to TIC a funding commitment fee equal to $1000 per year/ per Property for so long as this agreement may be in effect with respect to a particular Property. This agreement shall expire with respect to a particular Property at the end of the Stabilization Period for that Property.

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Irvine Apartment Communities, L.P.
June 8, 1999
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If the above is consistent with your understanding of our agreement, please so indicate by signing the enclosed copy of this letter in the space provided.

                                             THE IRVINE COMPANY


                                             By:  /s/ MICHAEL D. MCKEE
                                                  ------------------------------
                                             Its: Executive Vice President


                                             By:  /s/ RICHARD PIANIN
                                                  ------------------------------
                                             Its: Senior Vice President

ACCEPTED AND AGREED:

IRVINE APARTMENT COMMUNITIES, L.P.

By: TIC Acquisition LLC,
    Its General Partner

    By:  The Irvine Company



         By:  /s/ DAVID A. PATTY
              ----------------------------
         Its: Senior Vice President


         By: /s/ THOMAS B. ROGERS
             ----------------------------
         Its: Senior Vice President and
              Treasurer


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                                   EXHIBIT A


PROJECT                                      LOCATION
-------                                      --------

Sonoma at Oak Creek                          Irvine

Brittany at Oak Creek                        Irvine

Arcadia at Stonecrest                        San Diego

1221 Ocean Avenue                            West Los Angeles

Villas at Bair Island Marina                 Redwood City

The Colony at Aventine                       San Diego

Park Place                                   Irvine

Olson Cherry Ranch                           Sunnyvale

Lonestar                                     Redwood City